UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARC Group Securities Acquisition I

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

398 Mill Ave, Suite 201B

Tempe, AZ 85281

Telephone: (928) 625-0928

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Title of each class to be so registered	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right entitling the holder thereof to receive one-fourth (1/4) of one Class A ordinary share, and one warrant	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights entitling the holder thereof to receive one-fourth (1/4) of one Class A ordinary share	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-291302

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, warrants and rights of ARC Group Securities Acquisition I, a blank check company incorporated as a Cayman Islands exempted company (the “Company”). The description of the units, Class A ordinary shares, warrants and rights contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on November 6, 2025, as amended from time to time (File No. 333-291302) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2026

ARC Group Securities Acquisition I

By:	/s/ Ian Hanna
Name:	Ian Hanna
Title:	Chief Executive Officer